CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock $.001 par value per share	38,939,000	$2.36 (1)	$91,896,040	$11,441.06

(1)
Estimated solely for purposes of calculating the amount of the registration fee. In accordance with Rule 457(c) and Rule 457(r) under the Securities Act of 1933, as amended, the price shown is the average of the high and low selling prices of the Common Stock on the NYSE on February 2, 2018.

PROSPECTUS SUPPLEMENT    Filed pursuant to Rule 424(b)(7)
(to Prospectus dated December 14, 2017)    Registration No. 333-222066

Denbury Resources Inc.

38,939,000 Shares of Common Stock

The selling stockholders to be named in one or more subsequent selling stockholder prospectus supplements (“selling stockholder supplements”) may offer and sell up to 38,939,000 shares of our common stock that may be issued upon conversion of our 3½% Convertible Senior Notes due 2024 (the “3½% Convertible Notes”) from time to time in amounts and at prices that will be determined at the time of the offering. We will not receive any proceeds from the sale of shares of common stock by the selling stockholders.

The shares of common stock that may be offered and sold pursuant to this prospectus supplement and the accompanying prospectus represent the maximum number of shares of common stock that may be issuable upon conversion of our 3½% Convertible Notes based on the current conversion rate. The registration of the offer and sale of shares of common stock under this prospectus supplement does not necessarily mean that all or any portion of the 3½% Convertible Notes will be converted into such shares of common stock or that, even if converted, the shares of common stock issued upon such conversions will be offered and sold under this prospectus supplement and the accompanying prospectus.

You should carefully read this prospectus supplement and the accompanying prospectus, together with subsequent selling stockholder and other prospectus supplements, together with the documents we incorporate by reference, before you invest in our common stock.

Our common stock is listed on the New York Stock Exchange under the symbol “DNR.” On February 5, 2018, the last sale price of our common stock as reported on the New York Stock Exchange was $2.07 per share. Beginning January 29, 2018, the transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

Investing in our common stock involves substantial risk. Please read “Risk Factors” beginning on page 4 of the accompanying prospectus and any risk factors described in any subsequent prospectus supplements and in the documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated February 6, 2018

TABLE OF CONTENTS

Prospectus Supplement

Page

About This Prospectus Supplement	S-3

Selling Stockholders	S-4

Prospectus

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We have not authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or any subsequent prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus are an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of the date of the applicable document.
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ABOUT THIS PROSPECTUS SUPPLEMENT

Unless otherwise indicated or the context otherwise requires, references in this prospectus to the “Company,” “Denbury,” “we,” “us” and “our” refer to Denbury Resources Inc. and its consolidated subsidiaries.

This prospectus supplement and the accompanying prospectus are a part of a Registration Statement (the “Registration Statement”) that we filed with the Securities and Exchange Commission (“SEC”) as a “well-known seasoned issuer” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf registration process, the selling stockholders to be named in one or more subsequent selling stockholder supplements may from time to time sell common stock in one or more offerings. This prospectus supplement may add, update or change information contained in the accompanying prospectus, and subsequent selling stockholder supplements or other prospectus supplements may add, update or change information contained in this prospectus supplement and the accompanying prospectus. Any statement that we make in this prospectus supplement or the accompanying prospectus will be modified or superseded by any inconsistent statement made by us in a selling stockholder supplement or other subsequent prospectus supplement. You should read this prospectus supplement and the accompanying prospectus and any subsequent prospectus supplements, including all documents incorporated herein or therein by reference, together with the additional information described under “Where You Can Find More Information” in the accompanying prospectus.

SELLING STOCKHOLDERS

The selling stockholders to be named in one or more subsequent selling stockholder supplements may offer and sell up to 38,939,000 shares of our common stock from time to time in amounts and at prices that will be determined at the time of the offering. We will not receive any proceeds from the sale of shares of common stock by the selling stockholders.

Pursuant to the indenture for the Company’s 3½% Convertible Notes, we agreed to file the Registration Statement covering resales of shares of common stock issuable upon conversion of the 3½% Convertible Notes. This prospectus supplement and the accompanying prospectus form a part of that Registration Statement. The shares of common stock that may be offered and sold pursuant to this prospectus supplement and the accompanying prospectus represent the maximum number of shares of common stock that may be issuable upon conversion of our 3½% Convertible Senior Notes due 2024 (the “3½% Convertible Notes”) based on the current conversion rate for the 3½% Convertible Notes.

The 3½% Convertible Notes are convertible into shares of the Company’s common stock at any time, at the option of the holders, at a rate of 444.44 shares of common stock per $1,000 principal amount, provided that the conversion rate for 3½% Convertible Notes converted prior to February 12, 2018 increases to 460 shares of common stock per $1,000 principal amount of 3½% Convertible Notes and to 455.56 shares of common stock per $1,000 principal amount of 3½% Convertible Notes if converted between February 12, 2018 and April 12, 2018. The 3½% Convertible Notes will be automatically converted into shares of common stock at a rate of 444.44 shares of common stock per $1,000 principal amount of 3½% Convertible Notes if the volume weighted average price of the Company’s common stock equals or exceeds the threshold price, which initially is $2.65, for 10 trading days in any period of 15 consecutive trading days, subject to satisfaction of certain other conditions.

The registration of the offer and sale of shares of common stock under this prospectus supplement does not necessarily mean that all or any portion of the 3½% Convertible Notes will be converted into such shares of common stock or that, even if converted, the shares of common stock issued upon such conversions will be offered and sold under this prospectus supplement and the accompanying prospectus.

Denbury Resources Inc.

Common Stock

The selling stockholders to be named in a prospectus supplement may offer and sell shares of our common stock from time to time in amounts, at prices and on terms that will be determined at the time of the offering.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our common stock. This prospectus may be used to offer and sell securities only if accompanied by a prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “DNR.” On December 13, 2017, the last sale price of our common stock as reported on the New York Stock Exchange was $1.60 per share.

Investing in our common stock involves substantial risk. Please read “Risk Factors” beginning on page 4 of this prospectus and any risk factors described in any applicable prospectus supplement and in the documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated December 14, 2017

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We have not authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference into this prospectus or any accompanying prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying prospectus supplement are an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus and any accompanying prospectus supplement is current only as of the date of the applicable document.
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ABOUT THIS PROSPECTUS

Unless otherwise indicated or the context otherwise requires, references in this prospectus to the “Company,” “Denbury,” “we,” “us” and “our” refer to Denbury Resources Inc. and its consolidated subsidiaries.

This prospectus is a part of a Registration Statement that we filed with the Securities and Exchange Commission (“SEC”) as a “well-known seasoned issuer” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf registration process, the selling stockholders to be named in one or more prospectus supplements may from time to time sell common stock in one or more offerings. This prospectus provides you with a general description of our common stock the selling stockholders may offer. Each time the selling stockholders offer shares of common stock under this shelf registration, we will provide a prospectus supplement to identify the selling stockholders, the number of shares common stock offered by them and other required information. This prospectus may be used to offer and sell securities only if accompanied by a prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with the additional information described under “Where You Can Find More Information.”

RISK FACTORS

An investment in our common stock involves substantial risk. See “Item 1A – Risk Factors” in our most recent Annual Report on Form 10-K and in any subsequent Quarterly Report on Form 10-Q incorporated by reference into this prospectus and any prospectus supplement for a discussion of the factors you should carefully consider, in addition to the other information contained in this prospectus and any accompanying prospectus supplement, before deciding to purchase our common stock. These risks are those that we believe are the material risks that we face. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment in our common stock.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and the documents incorporated by reference herein and therein include “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995, regarding the financial position, business strategy, production and reserve growth, possible or assumed future results of operations, and other plans and objectives for the future operations of Denbury, and general economic conditions. Such forward-looking statements may be or may concern, among other things, financial forecasts, future hydrocarbon prices and timing and degree of any price recovery versus the length or severity of the current commodity price downturn, current or future liquidity sources or their adequacy to support our anticipated future activities, our ability to further reduce our debt levels, possible future write-downs of oil and natural gas reserves, together with assumptions based on current and projected oil and gas prices and oilfield costs, current or future expectations or estimations of our cash flows, availability of capital, borrowing capacity, future interest rates, availability of advantageous commodity derivative contracts or the predicted cash flow benefits therefrom, forecasted capital expenditures, drilling activity or methods, including the timing and location thereof, asset sales or purchases or the timing or amounts thereof, estimated timing of commencement of CO2 flooding of particular fields or areas, likelihood of completion of to-be-constructed industrial plants and the initial date of capture of CO2 from such plants, timing of CO2 injections and initial production responses in tertiary flooding projects, acquisition plans and proposals and dispositions, development activities, finding costs, anticipated future cost savings, capital budgets, interpretation or prediction of formation details, production rates and volumes or forecasts thereof, hydrocarbon reserve quantities and values, CO2 reserves and supply and their availability, potential reserves, barrels or percentages of recoverable original oil in place, potential increases in regional or worldwide tariffs or other trade restrictions, the likelihood, timing and impact of increased interest rates, the impact of regulatory rulings or changes, anticipated outcomes of pending litigation, prospective legislation affecting the oil and gas industry, environmental regulations, mark-to-market values, competition, long-term forecasts of production, rates of return, estimated costs, changes in costs, future capital expenditures and overall economics, worldwide economic conditions and other variables surrounding our estimated original oil in place, operations and future plans. See “Risk Factors.”

The events and circumstances referred to in forward-looking statements are subject to numerous risks and uncertainties. Although we believe that in making such statements our expectations are based on reasonable assumptions, the events and circumstances referred to may be influenced by factors that could cause actual outcomes and results to be materially different from those projected.

Except for our obligations to disclose material information under United States federal securities laws, Denbury does not undertake any obligation to release publicly any revision to any forward-looking statement, to report events or circumstances after the date of this document or to report the occurrence of unanticipated events.

Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “will,” “would,” “should,” “plans,” “likely,” “expects,” “anticipates,” “intends,” “believes,” “estimates,” “thinks,” “may” and similar expressions, are forward-looking statements. The following important factors, in addition to those discussed under “Risk Factors” and elsewhere in this document, could affect the future results of the energy industry in general, and Denbury in particular, and could cause those results to differ materially from those expressed in or implied by such forward-looking statements:

•	fluctuations in worldwide oil prices or in U.S. oil prices and consequently in the prices received or demand for our oil and natural gas;

•	decisions as to production levels and/or pricing by OPEC in future periods;

•	levels of future capital expenditures;

•	effects of our indebtedness;

•	success of our risk management techniques;

•	accuracy of our cost estimates;

•	availability of credit in the commercial banking market;

•	fluctuations in the prices of goods and services;

•	the uncertainty of drilling results and reserve estimates;

•	operating hazards and remediation costs;

•	disruption of operations and damages from well incidents, hurricanes, tropical storms, forest fires, or other natural occurrences;

•	acquisition risks;

•	requirements for capital or its availability;

•	conditions in the worldwide financial, trade and credit markets;

•	general economic conditions;

•	competition;

•	government regulations, including changes in tax or environmental laws or regulations; and

•	unexpected delays, as well as the risks and uncertainties inherent in oil and gas drilling and production activities.

All written and oral forward-looking statements attributable to Denbury or persons acting on behalf of Denbury are expressly qualified in their entirety by such factors. For additional information with respect to these factors, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

THE COMPANY

We are an independent oil and natural gas company with operations focused in two key operating areas: the Gulf Coast and Rocky Mountain regions. Our goal is to increase the value of our properties through a combination of exploitation, drilling and proven engineering extraction practices, with the most significant emphasis relating to CO2 enhanced oil recovery (“EOR”) operations. Currently, our properties with proved and producing reserves in the Gulf Coast region are situated in Mississippi, Texas, Louisiana and Alabama, and in the Rocky Mountain region are situated in Montana, North Dakota and Wyoming.

Our principal executive office is located at 5320 Legacy Drive, Plano, Texas 75024 and our telephone number is (972) 673-2000.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK

General

We are authorized to issue up to 625,000,000 shares of stock, including up to 600,000,000 shares of common stock, par value $0.001 per share, and up to 25,000,000 shares of preferred stock, par value $0.001 per share. As of November 30, 2017, we had 402,099,885 shares of common stock and no shares of preferred stock outstanding. As of that date, we also had approximately 12.1 million shares of common stock reserved for issuance to cover the granting of awards, including non-qualified or incentive stock options, SARs, restricted stock, restricted stock units, dividend equivalents and other stock-based awards, under our 2004 Omnibus Stock and Incentive Plan, or in connection with other awards under various employee and director incentive compensation plans.

The following is a summary of the key terms and provisions of our common stock. You should refer to our Second Restated Certificate of Incorporation, as amended, and our Second Amended and Restated Bylaws, each of which is incorporated by reference as an exhibit to the Registration Statement of which this prospectus forms a part and has been filed with the SEC, for a complete statement of the terms and rights of our capital stock.

Common Stock

Voting rights. Each holder of common stock is entitled to one vote per share on all matters on which common stock holders may vote. Subject to the rights, if any, of the holders of any series of preferred stock pursuant to applicable law or the provisions of the certificate of designation creating that series, all voting rights are vested in the holders of shares of common stock. Holders of common stock do not have cumulative voting rights. Each nominee for election to the board of directors is elected by the affirmative vote of a majority of the votes cast with respect to such nominee by holders of common stock, and failing such affirmative majority vote, is subject to the conditional resignation provisions of Section 3.16(b) of the Company’s Bylaws.

Dividends. Dividends may be paid to the holders of common stock when, as and if declared by the board of directors out of funds legally available for their payment, subject to the rights of holders of any preferred stock. Our ability to pay dividends to holders of common stock is limited by a covenant in our Amended and Restated Credit Agreement with JPMorgan Chase Bank, N.A., as administrative agent, and other lenders party thereto (as amended to date, the “Bank Credit Agreement”), which restricts our ability to pay dividends unless we have at least 10% liquidity under the Bank Credit Agreement and no defaults have occurred, and covenants in the indentures governing our 9% Senior Secured Second Lien Notes due 2021, 9¼% Senior Secured Second Lien Notes due 2022, 3½% Convertible Senior Notes due 2024 (the “3½% Convertible Notes”), 6⅜% Senior Subordinated Notes due 2021, 5½% Senior Subordinated Notes due 2022 and 4⅝% Senior Subordinated Notes due 2023.

Rights upon liquidation. In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of our common stock will be entitled to share equally, in proportion to the number of shares of common stock held by them, in any of our assets available for distribution after the payment in full of all of our debts and after the holders of all series of outstanding preferred stock, if any, have received their liquidation preferences in full.

Non-assessable. All outstanding shares of common stock are fully paid and non-assessable.

No preemptive rights. Holders of common stock are not entitled to preemptive or similar purchase rights in future offerings of our common stock.

Combinations with interested stockholders. We have opted out of Section 203 of the Delaware General Corporation Law, which would have limited our ability to engage in a business combination with any interested stockholder for a specified time.

Listing. Our outstanding shares of common stock are listed on the New York Stock Exchange under the symbol “DNR.”

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

SELLING STOCKHOLDERS

Specific information about the selling stockholders, including the shares of common stock to be registered on their behalf and the amounts to be sold by them, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference in this prospectus.

Pursuant to the indenture for the Company’s 3½% Convertible Notes, we have agreed to file this shelf registration statement covering resales of shares of common stock issuable upon conversion of the 3½% Convertible Notes. The selling stockholders to be named in one or more prospectus supplements are expected to include certain holders of the 3½% Convertible Notes or common stock issued upon conversion of the 3½% Convertible Notes. The selling stockholders to be named in one or more prospectus supplements may also include other holders of our securities as would be described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

The shares of common stock covered by this prospectus are being registered to permit public secondary trading of such shares by the selling stockholders to be named in one or more prospectus supplements.  The selling stockholders (which term as used herein includes their respective donees, pledgees, transferees, or other successors in interest) may, from time to time after the date of the applicable prospectus supplement, sell any or all of the shares of common stock beneficially owned by them and offered hereby and thereby.  The selling stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each sale.  There can be no assurance that any selling stockholder will sell any or all of the shares of common stock covered by this prospectus and any accompanying prospectus supplement.

The sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.  We will not receive any of the proceeds from the sale of the common stock by the selling stockholders.

The selling stockholders may effect such transactions by selling the shares of common stock, directly or through broker-dealers or other agents, by one or more of, or a combination of, the following ways:

•	through the New York Stock Exchange or on any national securities exchange or quotation service on which the shares of common stock may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	through a block trade in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	in privately negotiated transactions;

•	in short sales (including short sales “against the box”);

•	through the writing of options or other derivate transactions; and

•	by any other method or combination of methods permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 or another exemption under the Securities Act, if available, rather than under this prospectus and any accompanying prospectus supplement.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and any accompanying prospectus supplement.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act.

Discounts, concessions, commissions, and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer, or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act. In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus and any accompanying prospectus supplement to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also enter into option or other transactions with broker-dealers, who may then resell or otherwise transfer those shares.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

The selling stockholders and any other person participating in a distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

Once sold under this prospectus and an accompanying prospectus supplement, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

To the extent required, an applicable prospectus supplement will amend or supplement this plan of distribution to describe a specific plan of distribution in connection with a particular offering by selling stockholders.

LEGAL MATTERS

Baker & Hostetler LLP will pass upon the validity of the common stock offered hereby on our behalf.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Denbury Resources Inc. Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Certain information with respect to the oil and gas reserves associated with Denbury’s oil and gas properties is derived from the reports of DeGolyer and MacNaughton, an independent petroleum engineering firm, and has been included in this prospectus by reference to the Denbury Resources Inc. Annual Report on Form 10-K for the year ended December 31, 2016 based upon the authority of said firm as experts with respect to the matters covered by such reports and in giving such reports.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-3 under the Securities Act with respect to the shares of our common stock being offered by this prospectus. This prospectus and any accompanying prospectus supplement, which form a part of the Registration Statement, do not contain all of the information set forth in the Registration Statement. For further information with respect to us and the shares of our common stock, reference is made to the Registration Statement and its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement as to the contents of any contract or other document are not necessarily complete. We are required to file annual and quarterly reports, proxy statements, and other information with the SEC. The Registration Statement, such reports and other information can be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, D.C. 20549. Copies of such materials, including copies of all or any portion of the Registration Statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information “furnished” under Item 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus, until the termination of the offering of securities made by this prospectus. We hereby incorporate by reference the following documents:

•
Annual Report on Form 10-K for the year ended December 31, 2016 (including information specifically incorporated by reference therein from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 13, 2017);

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017;

•	Current Reports on Form 8-K filed with the SEC on March 27, 2017, May 4, 2017, May 26, 2017, June 27, 2017, August 16, 2017, November 30, 2017, December 8, 2017, and December 12, 2017; and

•
The description of Denbury common stock set forth in the Registration Statement on Form 8-A (File No. 001-12935, filed with the SEC pursuant to Section 12 of the Exchange Act on April 25, 1997, as amended on April 21, 1999), as supplemented by the “Description of Capital Stock” found on page 7 of this prospectus and including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings at no cost by writing or telephoning John Mayer, Investor Relations at Denbury Resources Inc., 5320 Legacy Drive, Plano, Texas 75024, phone: (972) 673-2383.

Copies of these filings are also available, without charge, on the SEC’s website at www.sec.gov and on our website at www.denbury.com as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not a part of this prospectus.

The information incorporated by reference from reports filed with the SEC speaks to earlier periods. Because of changes in the industry in which we operate since such earlier periods, such statements when read in isolation may not provide an accurate portrayal of our business or the industry in which we operate. Therefore, you should not place undue weight upon any particular statement, and instead, each such statement should be read in the context of the rest of the information presented in this prospectus and any accompanying prospectus supplement and the documents incorporated by reference herein and therein.